Exhibit 99.2

Ramaco Posts FAQ Section on Website for Brook Mine Project

LEXINGTON, Ky., Nov. 13, 2025 /PRNewswire/ -- Ramaco Resources, Inc. (NASDAQ: METC, METCB) ("Ramaco" or the "Company") Ramaco is pleased to announce that at shareholder request it has added a comprehensive “frequently asked questions” (FAQ) section to its website. The section was designed to respond to inquiries from shareholders and primarily focuses on the Company’s Brook Mine rare earths and critical minerals project.

The newly released FAQ section provides information such as:

•	The Company’s recent financial transactions and record liquidity positioning the Company to execute its rare earth and critical mineral projects,
•	the Brook Mine’s history and location as well as the background of the rare earth discovery through collaboration with the U.S. Department of Energy’s National Energy Technology Laboratory,
•	the initiation of mining at the fully permitted Brook Mine, the commencement of the pilot processing facility construction in Wyoming and the pilot prototype in Canada,
•	results of independent third-party reports and analysis including a Preliminary Economic Assessment and multiple Technical Report Summaries,
•	the commercial aspects and value proposition of rare earth elements and critical minerals, including the significant production potential of natural scandium, found at the mine,
•	the uses of some of the more prominent rare earths and critical minerals contained at the Brook Mine site, and
•	ongoing construction and testing activities, and the innovative use of artificial intelligence for resource mapping.

“Our decision to add a dedicated FAQ section on the Brook Mine to our website grew from shareholder feedback to keep the public fully informed as our project development accelerates,” said Randall W. Atkins, Chairman and CEO of Ramaco Resources. “The unique nature of the Brook Mine has generated considerable interest. We want stakeholders to have direct access to clear information about our progress, our plans, and our work.”

ABOUT RAMACO RESOURCES

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth and critical minerals in Wyoming. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one development rare earth and coal mine near Sheridan, Wyoming in the initial stages of production. In 2023, the Company announced that a major deposit of primary magnetic rare earths and critical minerals was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 76 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, our expectations regarding our ability to develop rare earth mineral reserves and successfully develop the Brook Mine into a commercially viable producing mine. These forward-looking statements represent Ramaco Resources' expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources' control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully ramp up production at our complexes in accordance with the Company's growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the impact of tariffs imposed by the United States and foreign governments, the further decline of demand for coal in export markets and underperformance of the railroads, the Company's ability to successfully develop the Brook Mine REE/CM project, including whether the Company's exploration target and estimates for such mine are realized, the timing of the initial production of rare earth concentrates, the development of a pilot and ultimately a full scale commercial processing facility. Mineral resources are not mineral reserves and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves. There is no certainty that any part of the estimated mineral resources at Brook Mine will be converted into mineral reserves in the future. Rare earth and critical minerals is a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth capabilities. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources' filings with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources' SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.